                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the captions "Financial
Highlights", "Board of Trustees and Oversight Committees" and "Independent
Auditors" and to the use of our report dated June 6, 2003 included in this
Registration Statement (Form N-1A Nos. 333-101878 and 811-21268) of Oppenheimer
Total Return Bond Fund.

                                    /s/ ERNST & YOUNG LLP
                                    ----------
                                    ERNST & YOUNG LLP

New York, New York
August 26, 2003